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                                                                   EXHIBIT 10.16

             FIRST AMENDMENT TO INDUSTRIAL/WAREHOUSE LEASE AGREEMENT

     THIS FIRST AMENDMENT TO INDUSTRIAL/WAREHOUSE LEASE AGREEMENT (the "AMENDMENT") is made and entered into as of the 1st day of June, 2005, by and between OIRE NATIONAL MINNESOTA, L.L.C., a Delaware limited liability company ("LANDLORD"), and DECADE INDUSTRIES, INC., d/b/a SANUS SYSTEMS, a Minnesota corporation ("TENANT").

                  RECITALS AND PRELIMINARY STATEMENT OF FACTS:

     1. Landlord and Tenant are parties to that certain Industrial/Warehouse Lease Agreement dated effective February 20, 2004 (the "LEASE"). Pursuant to the Lease, Landlord has leased to Tenant approximately 44,694 rentable square feet of space (the "ORIGINAL PREMISES") in the building commonly known as I-35W Business Center, located at 2215 Highway 36 West, Roseville, Minnesota (the "BUILDING").

     2. Tenant has requested that approximately 6,264 rentable square feet of additional space (the "EXPANSION SPACE") in the Building in the location shown on EXHIBIT A hereto be added to the Original Premises and Landlord is willing to do the same subject to the following terms and conditions.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                                   COVENANTS:

     1. EXPANSION AND EFFECTIVE DATE.

          1.1 Effective as of June 1, 2005 (the "EXPANSION EFFECTIVE DATE") the Premises, as defined in the Lease, is increased by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, will be deemed the Premises, as defined in the Lease. The term for the Expansion Space will commence on the Expansion Effective Date and end on the last day of the first full calendar month following notice by either Landlord or Tenant to the other of the expiration thereof, unless sooner terminated in accordance with the Lease (the "EXPANSION TERMINATION DATE"); provided, however, that in no event will the Expansion Termination Date be later than the date Tenant is entitled to possession of the Original Premises. The period from the Expansion Effective Date through the Expansion Termination Date is hereinafter the "EXPANSION TERM". The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant will not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises.


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     2. BASIC RENT. In addition to Tenant's obligation to pay Basic Rent for the
Original Premises, during the Expansion Term Tenant will pay Landlord Basic Rent for the Expansion Space as follows:

ANNUAL BASIC RENT PER RENTABLE SQUARE      MONTHLY
     FOOT OF THE EXPANSION SPACE        INSTALLMENTS
-------------------------------------   ------------
                $4.00                    $2,088.00

All such Basic Rent will be payable by Tenant in accordance with the terms of the Lease.

     3. ADDITIONAL SECURITY DEPOSIT. No additional security deposit will be required in connection with this Amendment.

     4. TENANT'S SHARE OF PROPERTY EXPENSES PERCENTAGE. Notwithstanding anything to the contrary set forth in the Lease, Tenant shall not be obligated to pay Tenant's Share of Property Expenses with respect to the Expansion Space.

     5. CONDITION OF THE EXPANSION SPACE. Tenant has inspected the Expansion Space and agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements thereto.

     6. MISCELLANEOUS.

          6.1 This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances will Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Original Premises or the Expansion Space, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease.

          6.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease will remain unchanged and in full force and effect.

          6.3 In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment will govern and control.

          6.4 Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord will not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

          6.5 The capitalized terms used in this Amendment will have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.


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          6.6 Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Landlord in connection with this Amendment.

     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.


                                        LANDLORD:

                                        OIRE NATIONAL MINNESOTA, L.L.C., a
                                        Delaware limited liability company


                                        By: /s/ Illegible
                                            ------------------------------------
                                        Its: VP


                                        TENANT:

                                        DECADE INDUSTRIES, INC., d/b/a
                                        SANUS SYSTEMS, a Minnesota corporation


                                        By: /s/ Jim Wohlford
                                            ------------------------------------
                                        Its: General Manager


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